NEWS RELEASE

Industrial Services of America, Inc. Reports Second Quarter 2009 Results

LOUISVILLE, Ky. (August 17, 2009) -- Industrial Services of America, Inc. (NASDAQ: IDSA), a company that buys, processes and markets ferrous and non-ferrous metals and other recyclable commodities for domestic users and export markets and offers programs and equipment to help businesses manage wastes, today reported financial results for the second quarter ending June, 30 2009.

For the second quarter ending June 30, 2009, net income was $922,210 ($.26 per basic and diluted share), compared with $1,662,632 ($.46 per basic and diluted share) in the second quarter ending June 30, 2008.  Total revenues for the quarter were $39.1M compared to $34.5M in 2008.

For the first six months ending June 30, 2009, net income was $1,576,273 ($.44 per basic and diluted share), compared with $2,749,183 ($.76 per basic and diluted share) in the first six months ending June 30, 2008.  Total revenues for the first six months were $63.4M compared to $60.6M in 2008.

In an environment where many businesses have continued to suffer, ISA delivered another solid financial performance in the second quarter of 2009.  "As the economy and asset markets stabilized throughout the quarter, we saw improved commodity pricing and a solid pick-up in domestic consumer demand for scrap metals," said Harry Kletter, ISA's Chairman and Chief Executive Officer.  Throughout the second quarter of 2009, ISA continued making important and strategic investments in its operational capabilities.  ISA completed its shredder installations, fully integrated its stainless steel and alloys business into its recycling division and expanded its banking facilities.  "Our fully operational and integrated recycling operations give us a great competitive footprint in our markets."

For the second quarter of fiscal 2009

--          Total revenues were $39.1 million, compared with $34.5 million in 2008.

--          Income before income taxes was $1,537,017 compared with $2,848,714 in 2008.

--          Earnings before interest, taxes, depreciation and amortization (EBITDA) for 2009 were $2,365,976, compared with EBITDA of $3,505,381 for 2008. (See attached reconciliation.)

--          Net income was $922,210 (basic and diluted earnings of $0.26 per share), compared with net income of $1,662,632 (basic and diluted earnings of $0.46 per share) in 2008.  Basic and diluted weighted average shares outstanding were 3,651,896 in 2009 and 3,596,368 in 2008.

For the first six months of fiscal 2009

--          Total revenues were $63.4 million, compared with $60.6 million in 2008.

--          Income before income taxes was $2,627,122 compared with $4,659,632 in 2008.

--          Earnings before interest, taxes, depreciation and amortization (EBITDA) for 2009 were $4,208,212, compared with EBITDA of $5,929,201 for 2008. (See attached reconciliation.)

--          Net income was $1,576,273 (basic and diluted earnings of $0.44 per share), compared with net income of $2,749,183 (basic and diluted earnings of $0.76 per share) in 2008.  Basic and diluted weighted average shares outstanding were 3,613,806 in 2009 and 3,607,120 in 2008.

ISA also recently announced that it has entered into an agreement to acquire two parcels of property adjacent to its facilities in Louisville, Kentucky from the Harry Kletter Family Partnership LLC.  The transactions have been approved by the Audit Committee and the Board of Directors of the company.  Mr. Harry Kletter, the Chairman of the Board and Chief Executive Officer of the Company, took no part in the Board's deliberations or decision due to his interest in the transaction.  This transaction is scheduled to close in early September of 2009.  This deal represents another step in ISA's long-term strategy to acquire key real property assets.

The Company's 2009 SEC filings are available for review at the Securities and Exchange Commission web site at http://www.sec.gov/edgar/searchedgar/companysearch.html.

About ISA

Headquartered in Louisville, Kentucky, Industrial Services of America, Inc., is a publicly traded company whose core business is buying, processing and marketing scrap metals and recyclable materials for domestic users and export markets.  Additionally, the company offers commercial, industrial and business customers a variety of programs and equipment to efficiently manage waste. More information about ISA is available at www.isa-inc.com.

This news release contains forward-looking statements that involve risks and uncertainties that could cause actual results to differ from predicted results.  Specific risks include fluctuations in the price of recycled materials,  varying demand for waste managing systems, equipment and services, competitive pressures in the waste managing systems and equipment, competitive pressures in the waste managing business, and loss of customers. Further information on factors that could affect the Company's results is detailed in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly release the results of any revisions to the forward-looking statements.

Contact Information: Industrial Services of America, Inc., Louisville Harry Kletter or Alan Schroering, 502-366-3452 hklet@isa-inc.com or aschroering@isa-inc.com http://www.isa-inc.com/

Key words: recycling, scrap, ferrous, non-ferrous materials, waste management, international markets, global markets.

FINANCIAL RESULTS AND

SUPPLEMENTAL FINANCIAL INFORMATION

FOLLOW

INDUSTRIAL SERVICES OF AMERICA, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

THREE MONTHS ENDED JUNE 30, 2009 AND 2008

(UNAUDITED)

	2009	2008

Revenue from services	$ 1,522,134	$ 4,011,256
Revenue from product sales	37,602,180	30,499,829
Total Revenue	39,124,314	34,511,085

Cost of goods sold for services	1,153,059	4,284,501
Cost of goods sold for product sales	33,820,184	24,536,188
Total Cost of goods sold	34,973,243	28,820,689

Selling, general and administrative expense	2,439,883	2,876,234

Income before other income (expense)	1,711,188	2,814,162

Other income (expense)
Interest expense	(213,161)	(135,003)
Interest income	6,917	20,563
Gain on sale of assets	7,222	21,623
Other income	24,851	127,369
	(174,171)	34,552

Income before income taxes	1,537,017	2,848,714

Income tax provision	614,807	1,186,082

Net income	$ 922,210	$ 1,662,632

Basic earnings per share	$ 0.26	$ 0.46

Diluted earnings per share	$ 0.26	$ 0.46

Weighted shares outstanding:
Basic	3,651,896	3,596,368

Diluted	3,651,896	3,596,368

INDUSTRIAL SERVICES OF AMERICA, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

SIX MONTHS ENDED JUNE 30, 2009 AND 2008

(UNAUDITED)

	2009	2008

Revenue from services	$ 4,167,702	$ 8,883,798
Revenue from product sales	59,206,535	51,710,682
Total Revenue	63,374,237	60,594,480

Cost of goods sold for services	3,415,987	8,267,428
Cost of goods sold for product sales	51,822,374	42,448,736
Total Cost of goods sold	55,238,361	50,716,164

Selling, general and administrative expense	5,149,544	5,179,259

Income before other income (expense)	2,986,332	4,699,057

Other income (expense)
Interest expense	(351,666)	(228,569)
Interest income	22,160	43,997
Gain on sale of assets	10,972	16,481
Other income (expense)	(40,676)	128,666
	(359,210)	(39,425)

Income before income taxes	2,627,122	4,659,632

Income tax provision	1,050,849	1,910,449

Net income	$ 1,576,273	$ 2,749,183

Basic earnings per share	$ 0.44	$ 0.76

Diluted earnings per share	$ 0.44	$ 0.76

Weighted shares outstanding:
Basic	3,613,806	3,607,120

Diluted	3,613,806	3,607,120

Industrial Services of America, Inc.

Supplemental Financial Information

Reconciliation of EBITDA (1):

	Three months ending June 30,		Six Months ending June 30,
	2009	2008	2009	2008
Net Income	922,210	1,662,632	1,576,273	2,749,183
Interest expense	213,161	135,003	351,666	228,569
Income taxes	614,807	1,186,082	1,050,849	1,910,449
Depreciation	615,798	521,664	1,229,425	1,041,000
Amortization	-	-	-	-
EBITDA (1)	2,365,976	3,505,381	4,208,212	5,929,201

(1)   EBITDA is calculated by the Company as net income before interest expense, income tax expense, depreciation and amortization. The Company uses EBITDA as a key performance measure of results of operations for purposes of evaluating performance internally. This non-GAAP measurement is not intended to replace the presentation of our financial results in accordance with GAAP.  Rather, we believe the EBITDA calculation provides additional information to investors and debt holders due to the fact that tax credits, tax rates and other tax related items vary by company.  Additionally, years of service for fixed assets and amortizable assets are based on company judgment.  Finally, companies have several ways of raising capital which can affect interest expense.  We believe the presentation of EBITDA provides a meaningful measure of performance exclusive of these unique items.

Contact Information: Industrial Services of America, Inc., Louisville Harry Kletter or Alan Schroering, 502-366-3452 hklet@isa-inc.com or aschroering@isa-inc.com http://www.isa-inc.com/